Exhibit 99.CODE ETH

ROCKEFELLER CLOSED END FUNDS

(each, a “Trust”)

CODE OF ETHICS

1.	BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires each registered investment company, to adopt a written Code of Ethics. The Rule also requires the investment adviser (including sub-advisers) to and principal underwriters of the Trust (each a “Trust Organization”) to adopt a written Code of Ethics (subject to the exception for principal underwriters in Rule 17j-1(c)(3)) and to report to the Board of Trustees of the Trust (the “Board”) any material compliance violations. The Board must approve the Code of Ethics for the Trust and for the Adviser based on a finding that the Code of Ethics contains provisions reasonably designed to prevent “access persons” (as defined in Appendix 1 hereto) from engaging in any conduct prohibited by the Rule. In addition, certain key Access Persons of a Trust Organization are subject to pre-clearance procedures with respect to their investment in certain securities as described in the Code of Ethics, including securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”). The Adviser is not subject to the Trust’s Code of Ethics (the “Code”), unless otherwise stated herein. Access Persons of the Trust (defined below) are not subject to the Adviser’s Code of Ethics, unless otherwise stated herein.

2.	DEFINITIONS

For definitions of capitalized terms, not otherwise defined herein, see Appendix 1.

3.	GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits unlawful conduct by affiliated persons of the Trust (including Trust Organizations and affiliated persons of the Trust Organizations). Specifically, it is unlawful for any of these persons, in connection with the purchase or sale, directly or indirectly, by such person of a “Security held or to be Acquired by the Trust” (as defined in Appendix 1) to:

(a)	employ any device, scheme or artifice to defraud a Trust;

(b)	make any untrue statement of a material fact to a Trust or omit to state a material fact necessary in order to make the statements made to a Trust, in light of the circumstances under which they are made, not misleading;

(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Trust; or

(d)	to engage in any manipulative practice with respect to a Trust.

4.	CHIEF COMPLIANCE OFFICER

To meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”). The Board, including a majority of those Trustees who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (“Independent Trustees”) will appoint a chief compliance officer of the Trust (the “Chief Compliance Officer” or “CCO”). The CCO, or her designee, will receive and review Reports delivered by each Access Person of the Trust in accordance with Section 5 below. The CCO will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.	ACCESS PERSON REPORTS

The CCO, or her designee, shall: (1) notify an individual if s/he qualifies as an Access Person under the Code, and (2) maintain a list of all Access Persons (see Appendix 2). All Access Persons are required to submit the following reports to the Chief Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain comparable information.

(a)	Initial Holdings Report. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must submit a signed report that contains the following information:

(1)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the Initial Holdings Report is attached as Appendix 3.

(b)	Quarterly Transaction Reports. Within thirty days of the end of each calendar quarter, each Access Person must submit a signed report that contains the following information:

(1)	With respect to any transaction during the quarter in a Covered Security and/or Reportable Trust in which the Access Person had any direct or indirect beneficial ownership:

(i)	The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security and/or Reportable Fund involved;

(ii)	The nature of the transaction (i.e., purchase, sale, vesting, etc.);

(iii)	The price of the Covered Security and/or Reportable Trust at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	The date that the report is submitted by the Access Person.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

(ii)	The date the account was established; and

(iii)	The date that the report is submitted by the Access Person.

A form of the Quarterly Transaction Report is attached as Appendix 4.

(c)	Annual Holdings Reports. Within 45 days of the end of each calendar year end, the Access Person must submit a signed report that contains the following information (and the information must be current as of no more than 45 days prior to the date of the report):

(1)	The title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security and/or Reportable Trust in which the Access Person had any direct or indirect beneficial ownership;

(2)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the Annual Holdings Report is attached as Appendix 5.

6.	EXCEPTIONS TO REPORTING REQUIREMENTS

(a)	Principal Underwriter. A principal underwriter is not required to adopt a Code of Ethics under Rule 17j-1 and an Access Person of a Trust’s principal underwriter is not required to make reports to the principal underwriter if the principal underwriter:

(1)	is not an affiliated person of the Trust or any Adviser to a Trust.

(2)	has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any Adviser to a Trust.

(b)	Independent Trustee. An Access Person who is an Independent Trustee of the Trust, and who would be required to report solely by reason of being a trustee of the Trust, is not required to:

(1)	file an Initial Holding Report or Annual Holdings Report; or

(2)	file a Quarterly Transaction Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during a 15-day period immediately before or after his or her transaction in a Covered Security, that a Trust purchased or sold the Covered Security, or a Trust or its Adviser considered purchasing or selling the Covered Security.

(c)	Third-Party Access Person.

(1)	In addition, if a Third-Party Access Person is subject to mandatory reporting by the applicable third-party service provider in a manner that is substantially the same as the reporting requirements of Section 5 of the Code (as determined by the Trust’s CCO) and such reports are available to the CCO, such Third-Party Access Person is not required to submit reports pursuant to Section 5.

(2)	The Trust will request an initial and annual certification with respect to the third-party firm’s compliance under 17j-1 along with quarterly compliance certifications from Third-Party Access Persons.

7.	ADMINISTRATION OF THE CODE OF ETHICS - REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

(a)	The CCO, on behalf of the Trust, must use reasonable diligence and institute policies and Procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

(b)	The CCO, on behalf of the Trust, shall circulate this Code and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood, any time the Code is amended, and at least annually thereafter (the Acknowledgement form is attached hereto as Appendix 6);

(c)	The CCO, on behalf of the Trust, shall review all Reports to determine whether a possible violation of the Code and/or other applicable trading policies and procedures may have occurred.No Access Person shall review his or her own Report(s). The CCO shall appoint an alternate to review his or her own Reports if the CCO is also an Access Person.

(d)	On an annual basis, the CCO, on behalf of the Trust, shall prepare a written report describing any issues arising under the Code of Ethics, including information about any material violations of the Code of Ethics and any sanctions imposed due to such violations and submit the information for review by the Board;

(e)	On an annual basis, the CCO, on behalf of the Trust, shall certify to the Board of Trustees that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics; and

(f)	As the Trust relies on each Trust Organization to administer its own Code of Ethics, the CCO shall request reporting from each Trust Organization with respect to any violations of such Trust Organization’s Code of Ethics.

8.	COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (e.g., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Trust or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Trust or the performance of their normal business duties.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on Access Persons and others in certain situations. It is expected that Access Persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.	PROHIBITED TRADING PRACTICES

(a)	No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in such security if to his or her actual knowledge at the time of such purchase or sale:

(i)	the security is being considered for purchase or sale by a Trust; or

(ii)	the security is in the process of being purchased or sold by a Trust or

(iii)	a Trust completed a purchase or sale of such security within the most recent 15 calendar day period.

(b)	An Access Person who is also classified as Investment Personnel must obtain pre- approval from the Trust CCO before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

(c)	No Access Person may, to his or her actual knowledge, trade ahead of a Trust - a practice known as “frontrunning.”

10.	SANCTIONS

As to any material violation of this Code of Ethics, each Trust Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include but are not limited to: (1) a written reprimand in the Access Person’s employment file; (2) a suspension from employment; and/or (3) termination from employment.

The Board may also impose sanctions as it deems appropriate, including sanctions against the Trust Organization or the Trust Organization’s chief compliance officer for failure to adequately supervise its Access Persons.

11.	RECORD RETENTION

All Trust records shall be maintained in accordance with Rule 17j-1(f) under the Investment Company Act. Rule 17j-1(f) mandates the following recordkeeping requirements:

(a)	A copy of each Trust Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

(b)	A record of any violation of the Trust’s Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years;

(c)	A copy of each report made by an Access Person, as required by the Trust’s Code of Ethics, must be maintained for at least five years, the first two years in an easily accessible place;

(d)	A record of all persons, currently or within the past five years, who are or were required to make reports under the Trust’s Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

(e)	A copy of each report required by Section 7(d) and Section 7(e) of the Trust’s Code of Ethics must be maintained for at least five years, the first two in an easily accessible place; and

(f)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of the securities described in Section 9(b) of the Trust’s Code of Ethics, for at least five years after the end of the year in which the approval is granted.

Adopted: November 2024

ADDENDUM TO

ROCKEFELLER CLOSED END FUNDS

CODE OF ETHICS

NON-PUBLIC INFORMATION

No Access Person may, directly or indirectly, communicate to any person (“Third Party”) any non- public information relating to any (i) shareholder of the Trust or (ii) issuer of any security, except to the extent necessary to comply with applicable law.

However, an Access Person may disclose the information in (i) and (ii) above to a Third Party who is:

(a)	an Access Person;

(b)	an approved agent of the Trust (e.g., legal counsel, auditors, etc.); or

(c)	an Access Person or approved agent of the Trust to which the information relates and the Third Party has a legitimate business purpose for knowledge of such information.

Code of Ethics

APPENDIX 1

DEFINITIONS

ACCESS PERSON

(i) any director/trustee, officer, general partner, Investment Personnel, or Advisory Person of the Trust or the Adviser to the Trust; (ii) any supervised person of an Adviser to the Trust who has access to nonpublic information regarding the portfolio holdings of the Trust, or who is involved in making securities recommendations for the Trust; and

(iii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Trust for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of Covered Securities.

ADVISORY PERSON

(i) any employee of a Trust or of a Trust’s Adviser (or of any company in a control relationship to the Trust or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Trust or an Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

CONSIDERED FOR PURCHASE OR SALE

A Security is being “considered for purchase or sale” if the Adviser has placed it on a restricted list (or in a similarly designated grouping) or within the last 15 calendar days has presented the Security to its investment committee (or similarly designated portfolio manager(s)) for consideration of purchase or sale.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by open- end investment companies (i.e., mutual funds) other than Reportable Funds; (iv) securities that are purchased as part of automated payroll deductions/contributions to an Access Person’s 401(k), or other tax-advantaged savings accounts, and automatic dividend reinvestment transactions. Also, Covered Security does not include a Reportable Fund that is a component of a fund of funds.

TRUST

The Rockefeller Municipal Opportunities Trust, and any future Trust on the CEF Accelerator Platform advised by Rockefeller & Co.

IMMEDIATE FAMILY MEMBER

Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father- in-law, mother-in-law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

INITIAL PUBLIC OFFERING (IPO)

An offering of securities registered under the Securities Act of 1933 (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL

(i) any employee of a Trust or Adviser (or of any company in a control relationship to the Trust, a Trust or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (ii) any natural person who controls , a Trust or Adviser and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security. REPORTABLE FUND

Includes, for a particular Access Person, any Trust, any registered investment company, including a Trust, for which the Adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as Adviser (as defined in Section 2(a)(20) of the Investment Company Act) or any registered investment company, including a Trust, whose Adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, cryptocurrency1, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY THE TRUST

(i) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust or its Adviser for purchase by the Trust; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

TRANSACTION

A transaction includes any type of acquisition or disposition of a Covered Security and/or Reportable Fund. This includes contributions (including employer matching contributions) to any form of pension; profit sharing; 401(k); or IRA that is invested in a Covered Security and/or Reportable Fund. It also includes the vesting of options and/or restricted stock with respect to a Covered Security and/or Reportable Fund as well as any dispositions associated with the vesting process.

THIRD PARTY ACCESS PERSON

An Access Person who is an officer or employee of an outsourced third-party service provider to the Trust (excluding the Adviser) or the Firm.

[1]	A cryptocurrency is a digital currency in which encryption techniques are used to regulate the generation of units of currency and verify the transfer of funds, operating independently of a central bank. The legal status of cryptocurrencies as a “security” that must be registered with the Securities and Exchange Commission is currently undetermined and may depend on the exact offering and transaction of a cryptocurrency, including whether it is part of an Initial Coin Offering (“ICO”). Due to this uncertainty, cryptocurrencies, other than Bitcoin and Ether, will be treated as “securities” for purposes of this Code.

APPENDIX 2

LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

Name	Title	Acknowledgement of Receipt of Code of Ethics	Is this person also an investment personnel

APPENDIX 3

INITIAL HOLDINGS REPORT

(to be completed within ten days of becoming an Access Person)

Date of Report:

1.	HOLDINGS (Note: In lieu of this report, you may also submit duplicate copies of your account statements.)

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	ACCOUNTS

Name of Institution and Account Holder’s Name (e.g., you, spouse, child)

Name:

Date:

Signature:

Reviewed:
(compliance officer signature)

Date:

APPENDIX 4

QUARTERLY TRANSACTION REPORT

(to be completed within thirty days of the quarter-end)

Date of Report:

1.	TRANSACTIONS

In lieu of completing this section, you may submit duplicate copies of your account statements.

Name and Title of Covered Security and/or Reportable Trust	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sell)	Purchase Price	Date of Transaction

2.	ACCOUNTS OPENED DURING QUARTER

The following represents the name of any broker, dealer or bank with which the Access Person (or any Immediate Family Member residing at the same address) established an account in which any securities were held during the calendar quarter for their direct or indirect benefit.

Name of Institution and

Account Holder’s Name

(e.g., you, spouse, Child

Name:

Date:

Signature:

Reviewed:
(compliance officer signature)

Date:

APPENDIX 5

ANNUAL HOLDING REPORT

(to be completed within 45 days of the date of the Report)

Date of Report:

1.	HOLDINGS

In lieu of completing this section, you may submit duplicate copies of your account statements.

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

Name of Institution and Account Holder’s Name (e.g., you, spouse, child)

2.	ACCOUNTS

The following represents the name of any broker, dealer or bank with which the Access Person (or any Immediate Family Member residing at the same address) established an account in which any securities were held during the calendar quarter for their direct or indirect benefit.

Name of Institution and Account Holder’s Name (e.g., you, spouse, child)

Name:

Date:

Signature:

Reviewed:
(compliance officer signature)

Date:

APPENDIX 6

CODE OF
ETHICS
ACKNOWLEDGEMENT
FORM

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, the Rockefeller Closed End Funds Code of Ethics.

By:

Name:

Title:

Date: